Exhibit 23.7


                         CONSENT OF INDEPENDENT AUDITORS




As independent auditors, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated March 29, 1999, on our audits of the consolidated balance sheets of @Entertainment, Inc. and subsidiaries as of December 31, 1997 and 1998 and the related consolidated statements of operations, comprehensive loss, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1998, which report appears in the Current Reports on Form 8-K of
UnitedGlobalCom, Inc. dated June 28, 1999 and on Form 8-K/A-1 of UnitedGlobalCom, Inc. dated July 30, 1999.


                                        /S/  KPMG
                                        ---------
                                        KPMG

Warsaw, Poland
September 27, 1999